ROTECH MEDICAL CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William P. Kennedy, William A. Walker II, Leonard E. Williams, Stephen P. Griggs, and Jack T. Weaver or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at a special meeting of stockholders of RoTech Medical Corporation (the "Company"), to be held at SunTrust Bank, 200 South Orange Avenue, Orlando, Florida on October __, 1997 at 10:00 a.m., local time, and any adjournments or postponements thereof, all shares of the common stock, $.0002 par value per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows on the reverse side.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

            TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE    [SEE REVERSE SIDE]


[X]  Please mark
     votes as in
     this example


This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the proposal set forth below.

1. Proposal to adopt and approve an Agreement and Plan of Merger, dated as of July 6, 1997 (the "Merger Agreement"), among the Company, Integrated Health Services, Inc. ("IHS") and IHS Acquisition XXIV, Inc., a Florida corporation and a wholly-owned subsidiary of IHS ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of IHS and (b) each outstanding share of common stock, $.0002 par value per share, of the Company ("RoTech Common Stock") will be converted into the right to receive, and each right to acquire a share of RoTech Common Stock will be converted into the right to purchase, 0.5806 of a share of common stock, $.001 par value per share, of IHS, with cash paid in lieu of any fractional shares.

                    The submission of this proxy if properly executed revokes all prior proxies given by the undersigned. Receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus is hereby acknowledged.
                    Note: Please sign, date and mail this proxy promptly in the enclosed postage-paid envelope. Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     FOR       AGAINST        ABSTAIN
    [   ]       [   ]          [   ]

Signature:                Date:       Signature:                 Date:
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